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Exhibit 99.2

M A C K-C A L I    R E A L T Y    C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (908)272-8000	Virginia Sobol Vice President, Marketing and Public Relations (908)272-8000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

        CRANFORD, NEW JERSEY—February 26, 2004—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter and full year 2003.

        Highlights of the quarter include:

  •
  Reported FFO per diluted share of $0.91

  •
  Reported net income per diluted share of $0.47

  •
  Sold Riverview Tower located in San Antonio, Texas for approximately $11 million

  •
  Declared $0.63 per share quarterly common stock dividend

FINANCIAL HIGHLIGHTS

        Funds from operations (FFO) available to common shareholders for the quarter ended December 31, 2003 amounted to $66.5 million, or $0.91 per share, versus $68.3 million, or $0.96 per share, for the quarter ended December 31, 2002. For the year ended December 31, 2003, FFO available to common shareholders amounted to $275.7 million, or $3.82 per share, versus $281.8 million, or $3.93 per share, for 2002.

        Net income available to common shareholders for the fourth quarter 2003 equaled $27.4 million, or $0.47 per share, versus $29.8 million, or $0.52 per share, for the same quarter last year, a per share decrease of 9.6 percent. For the year ended December 31, 2003, net income available to common shareholders equaled $141.4 million, or $2.43 per share, versus $139.7 million, or $2.43 per share, for last year.

        Total revenues for the fourth quarter 2003 increased 5.5 percent to $147.6 million as compared to $139.9 million for the same quarter last year.

        For the year ended December 31, 2003, total revenues amounted to $586.2 million, an increase of 4.0 percent over total revenues of $563.6 million in 2002.

        All per share amounts presented above are on a diluted basis; basic earnings per share is included in the financial tables accompanying this press release.

        The Company had 59,420,484 shares of common stock, 10,000 shares of cumulative redeemable perpetual preferred stock, 7,795,498 common operating partnership units and 215,018 $1,000-face-value preferred operating partnership units outstanding as of year end.

        The outstanding preferred units are convertible into 6,205,425 common operating partnership units. Assuming conversion of all preferred units into common units, the Company had a total of 73,421,407 shares/common units outstanding at December 31, 2003.

        As of December 31, 2003, the Company had total indebtedness of approximately $1.6 billion, with a weighted average annual interest rate of 7.10 percent. Mack-Cali had a total market capitalization of

$4.7 billion and a debt-to-undepreciated assets ratio of 37.9 percent at December 31, 2003. The Company had an interest coverage ratio of 3.28 times for the quarter ended December 31, 2003.

        Mitchell E. Hersh, chief executive officer, commented, "While the economic climate remains challenging, we're pleased to have increased our occupancies this quarter and to have ended 2003 with an enhanced Northeast presence and a strong financial position, well-poised to capitalize on a recovering economy."

        The following is a summary of the Company's recent activity:

SALES ACTIVITY

        In October, the Company sold Riverview Tower, a 248,153 square-foot office building located in San Antonio, Texas, for approximately $11 million.

        In November, the Company sold 27.7 acres of land in Hamilton Township, New Jersey, for approximately $2.5 million.

FINANCING ACTIVITY

        In December, the Company's Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the fourth quarter 2003, which was paid on January 16, 2004 to shareholders of record as of January 6, 2004. The Board of Directors also declared a cash dividend of $0.50 per depositary share, each representing 1/100th of a share of 8-percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share) for the period October 15, 2003 through January 14, 2004. The preferred stock dividend was paid on January 15, 2004 to shareholders of record as of January 6, 2004.

        More recently, in January 2004 the Company through its operating partnership, sold $100 million of 10-year senior unsecured notes. The 5.125 percent notes are due February 15, 2014. The proceeds from the issuance of approximately $98.5 million will be applied to the repayment of 7-percent, $300 million face amount unsecured notes at maturity on March 15, 2004.

LEASING INFORMATION

        Mack-Cali's consolidated in-service portfolio was 91.5 percent leased at December 31, 2003, compared to 90.7 percent leased at September 30, 2003, and 92.3 percent leased at December 31, 2002.

        For the quarter ended December 31, 2003, the Company executed 173 leases totaling 940,716 square feet. For the year ended December 31, 2003, the Company executed 679 leases totaling 4,162,005 square feet.

        Leases for the quarter ended December 31, 2003 consisted of: 677,413 square feet of office space; 241,203 square feet of office/flex space; and 22,100 square feet of industrial/warehouse space. Of these totals, 382,265 square feet were for new leases and 558,451 square feet were for lease renewals and other tenant retention transactions.

        Highlights of the quarter's leasing transactions include:

  •
  Prudential Insurance Company signed a seven-year, 75,174 square foot lease transaction at 8 Campus Drive in Parsippany, New Jersey. The transaction represents a renewal of 66,956 square feet and expansion of 8,578 square feet. 8 Campus Drive, a 215,265 square-foot class A office property located in the Mack-Cali Business Campus, is 100 percent leased.

  •
  Jack and Jill Ice Cream Co., a distributor of ice cream and other frozen confections, signed a new 15-year lease for 64,700 square feet, representing the entire office/flex building located at

    101 Commerce Drive in Moorestown, New Jersey. The building is located in the Moorestown West Corporate Center.

  •
  Fremont Investment & Loan, a financial services company, signed a 30,000 square foot expansion for 10 years at 555 Taxter Road in Elmsford, New York. The 170,554 square-foot class A office building is 63.6 percent leased.

  •
  Montefiore Medical Center, one of the largest health care systems in the nation, signed an expansion of 26,475 square feet for 15 years, and now leases 100 percent of the 71,065 square-foot office building at Three Odell Plaza at the South Westchester Executive Park in Yonkers, New York.

  •
  Unitrin Direct Insurance Company, a subsidiary of financial services provider Unitrin, Inc., signed a new lease for 21,814 square feet for seven years at One Plymouth Meeting in Plymouth Meeting, Pennsylvania. The 167,748 square-foot office building is 94.7 percent leased.

  •
  Prints Plus, Inc., a provider of printing and copying services, renewed its lease for 20,717 square feet at 250 Clearbrook Road in the Cross Westchester Executive Park in Elmsford, New York for five years. The 155,000 square-foot office/flex building is 94.5 percent leased.

  •
  Office of Thrift Supervision, the primary regulator of all federally chartered thrift institutions, signed a new, 16-year lease for 20,664 square feet at Harborside Plaza 5 in Jersey City, New Jersey. The 977,225 square-foot, class A office building is 60.1 percent leased.

        Included in the Company's Supplemental Operating and Financial Data for the fourth quarter 2003 are schedules highlighting the leasing statistics for both the Company's consolidated and joint venture properties.

        The supplemental information is available on Mack-Cali's web site, as follows:

        http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.03.pdf

ADDITIONAL INFORMATION

        The Company expressed comfort with net income and FFO per diluted share for the first quarter and full year 2004, as follows:

	First Quarter 2004 Range	Full Year 2004 Range
Net income available to common shareholders	$0.42-$0.43	$1.78-$1.90
Add: Real estate-related depreciation and amortization	0.43-0.44	1.77-1.79
Funds from operations available to common shareholders	$0.85-$0.87	$3.55-$3.69

        These estimates reflect management's view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.

        An earnings conference call with management is scheduled for today, February 26, 2004, at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

        http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=841942

        The live conference call is also accessible by calling (913)981-5558 and requesting the Mack-Cali conference call.

        The conference call will be rebroadcast on Mack-Cali's website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on February 26, 2004 through March 4, 2004. A replay of the call will also be accessible during the same time period by calling (719)457-0820 and using the pass code 681025.

        Copies of Mack-Cali's 2003 Form 10-K and Supplemental Operating and Financial Data for the fourth quarter 2003 are available on Mack-Cali's website, as follows:

        2003 Form 10-K:

        http://www.mack-cali.com/graphics/shareholders/pdfs/10k.03.pdf

        Fourth Quarter 2003 Supplemental Operating and Financial Data:

        http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.03.pdf

        In addition, these items are available upon request from:

  Mack-Cali Investor Relations Dept.
  11 Commerce Drive, Cranford, NJ 07016-3501
  (908)272-8000 ext. 2484

INFORMATION ABOUT FFO

        Funds from operations ("FFO") is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company's performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company's FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

        Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 263 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 28.3 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

        Additional information on Mack-Cali Realty Corporation is available on the Company's website at http://www.mack-cali.com.

        Estimates of future FFO and net income per share are by definition and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company's future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-

looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company's principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company's ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company's ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended December 31,
	2003	2002
Base rents	$127,641	$122,979
Escalations and recoveries from tenants	15,162	14,144
Parking and other	4,800	2,757
Total revenues	147,603	139,880
Real estate taxes	16,197	14,967
Utilities	10,021	9,168
Operating services	20,108	18,570
General and administrative	9,149	6,885
Depreciation and amortization	31,581	28,910
Interest expense	29,167	29,439
Interest income	(264)	(775)
Total expenses	115,959	107,164
Income from continuing operations before minority interest and equity in earnings	31,644	32,716
Minority interest in Operating Partnership	(7,123)	(7,379)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	623	3,977
Gain on sale of investment in unconsolidated joint venture (net of minority interest)	716	—
Income from continuing operations	25,860	29,314
Discontinued operations (net of minority interest):
Income from discontinued operations	105	482
Realized gain on disposition of rental property	1,955	—
Total discontinued operations, net	2,060	482
Realized gains (losses) and unrealized losses on disposition of rental property (net of minority interest), net	—	40
Net income	27,920	29,836
Preferred stock dividends	(500)	—
Net income available to common shareholders	$27,420	$29,836
PER SHARE DATA:
Basic earnings per share	$0.47	$0.52
Diluted earnings per share	$0.47	$0.52
Dividends declared per common share	$0.63	$0.63
Basic weighted average shares outstanding	58,256	57,326
Diluted weighted average shares outstanding	66,795	65,338

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended December 31,
	2003	2002
Net income available to common shareholders	$27,420	$29,836
Add: Minority interest in Operating Partnership	7,123	7,379
Minority interest in equity in earnings of unconsolidated joint ventures	83	542
Minority interest in gain on sale of investment in unconsolidated joint venture	96	—
Minority interest in discontinued operations	276	66
Minority interest in gain on sale of rental property	—	5
Real estate-related depreciation and amortization on continuing operations (1)	32,511	30,684
Real estate-related depreciation and amortization on discontinued operations	57	(171)
Deduct: Gain on sale of investment in unconsolidated joint venture	(812)	—
Discontinued operations—Realized gain on disposition of rental property (2)	(244)	—
Realized (gains) losses and unrealized losses on disposition of rental property, net	—	(45)
Funds from operations available to common shareholders (3)	$66,510	$68,296
Diluted weighted average shares/units outstanding (4)	73,003	71,568
Funds from operations per share/unit—diluted	$0.91	$0.96
Dividends declared per common share	$0.63	$0.63
Dividend payout ratio:
Funds from operations-diluted	69.15%	66.02%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$3,452	$3,409
Tenant improvements and leasing commissions	$12,399	$9,311
Straight-line rent adjustments (5)	$4,410	$4,494

(1)
Includes the Company's share from unconsolidated joint ventures of $1,113 and $1,976 for 2003 and 2002, respectively.

(2)
Net of gain on sale of land of $1,973 for the quarter ended December 31, 2003.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (14,004 shares in 2003 and 14,045 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(5)
Includes the Company's share from unconsolidated joint ventures of $183 and $881 for 2003 and 2002, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
Amounts are per diluted share, except share count in thousands)(unaudited)

	Quarter Ended December 31,
	2003	2002
Net income available to common shareholders	$0.47	$0.52
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.45	0.43
Deduct: Gain on sale of investment in unconsolidated joint venture	(0.01)	—
Rounding adjustment	—	0.01
Funds from operations available to common shareholders (2)	$0.91	$0.96
Diluted weighted average shares/units outstanding (3)	73,003	71,568

(1)
Includes the Company's share from unconsolidated joint ventures of $0.02 and $0.03 for 2003 and 2002, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,004 shares in 2003 and 14,045 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Year Ended December 31,
	2003	2002
Base rents	$505,985	$489,149
Escalations and recoveries from tenants	61,418	56,746
Parking and other	18,843	17,717
Total revenues	586,246	563,612
Real estate taxes	64,718	60,417
Utilities	41,788	38,282
Operating services	74,956	67,033
General and administrative	31,461	26,977
Depreciation and amortization	119,157	107,949
Interest expense	116,311	107,823
Interest income	(1,100)	(2,301)
Loss on early retirement of debt, net	2,372	—
Total expenses	449,663	406,180
Income from continuing operations before minority interest and equity in earnings	136,583	157,432
Minority interest in Operating Partnership	(29,870)	(32,835)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	11,873	13,007
Gain on sale of investment in unconsolidated joint venture (net of minority interest)	21,108	—
Income from continuing operations	139,694	137,604
Discontinued operations (net of minority interest):
Income (loss) from discontinued operations	239	(298)
Realized gain on disposition of rental property	3,120	—
Total discontinued operations, net	3,359	(298)
Realized gains (losses) and unrealized losses on disposition of rental property (net of minority interest), net	—	2,416
Net income	143,053	139,722
Preferred stock dividends	(1,672)	—
Net income available to common shareholders	$141,381	$139,722
PER SHARE DATA:
Basic earnings per share	$2.45	$2.44
Diluted earnings per share	$2.43	$2.43
Dividends declared per common share	$2.52	$2.50
Basic weighted average shares outstanding	57,724	57,227
Diluted weighted average shares outstanding	65,990	65,427

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Year Ended December 31,
	2003	2002
Net income available to common shareholders	$141,381	$139,722
Add: Minority interest in Operating Partnership	29,870	32,835
Minority interest in equity in earnings of unconsolidated joint ventures	1,607	1,786
Minority interest in gain on sale of investment in unconsolidated joint venture	2,844	—
Minority interest in discontinued operations	453	(39)
Minority interest in gain on sale of rental property	—	343
Real estate-related depreciation and amortization on continuing operations (1)	126,932	111,154
Real estate-related depreciation and amortization on discontinued operations	604	1,564
Deduct: Gain on sale of investment in unconsolidated joint venture	(23,952)	—
Discontinued operations—realized gain on disposition of rental property (2)	(1,568)	—
Realized (gains) losses and unrealized losses on disposition of rental property, net (3)	—	(2,042)
Equity in earnings from gain on sale	(2,427)	(3,506)
Funds from operations available to common shareholders (4)	$275,744	$281,817
Diluted weighted average shares/units outstanding (5)	72,209	71,715
Funds from operations per share/unit—diluted	$3.82	$3.93
Dividends declared per common share	$2.52	$2.50
Dividend payout ratio:
Funds from operations—diluted	65.99%	63.62%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$8,982	$7,445
Tenant improvements and leasing commissions	$44,432	$33,946
Straight-line rent adjustment (6)	$13,293	$9,529

(1)
Includes the Company's share from unconsolidated joint ventures of $8,457 and $4,054 for 2003 and 2002, respectively.

(2)
Net of gain on sale of land of $1,973 in 2003.

(3)
Net of gain on sale of land of $717 in 2002.

(4)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(5)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (14,021 shares in 2003 and 14,170 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(6)
Includes the Company's share from unconsolidated joint ventures of $3,087 and $52 for 2003 and 2002, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(Amounts are per diluted share, except share count in thousands) (unaudited)

	Year Ended December 31,
	2003	2002
Net income available to common shareholders	$2.43	$2.43
Add: Real estate-related depreciation and amortization on continuing operations (1)	1.76	1.55
Real estate-related depreciation and amortization on discontinued operations	0.01	0.02
Deduct: Gain on sale of investment in unconsolidated joint venture	(0.33)	—
Discontinued operations—realized gain on disposition on rental property	(0.02)	—
Realized (gains) losses and unrealized losses on disposition of rental property, net (2)	—	(0.03)
Equity in earnings from gain on sale	(0.03)	(0.05)
Rounding adjustment	—	0.01
Funds from operations available to common shareholders (3)	$3.82	$3.93
Diluted weighted average shares/units outstanding (4)	72,209	71,715

(1)
Includes the Company's share from unconsolidated joint ventures of $0.12 and $0.06 for 2003 and 2002, respectively.

(2)
Net of gain on sale of land of $0.01 in 2002.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,021 shares in 2003 and 14,170 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,
	2003	2002
ASSETS:
Rental property
Land and leasehold interests	$552,287	$544,176
Buildings and improvements	3,176,236	3,141,003
Tenant improvements	218,493	164,945
Furniture, fixtures and equipment	7,616	7,533
	3,954,632	3,857,657
Less-accumulated deprec. & amort.	(546,007)	(445,569)
Net investment in rental property	3,408,625	3,412,088
Cash and cash equivalents	78,375	1,167
Investments in unconsolidated joint ventures, net	48,624	176,797
Unbilled rents receivable, net	74,608	64,759
Deferred charges and other assets, net	126,791	127,551
Restricted cash	8,089	7,777
Accounts receivable, net	4,458	6,290
Total assets	$3,749,570	$3,796,429
LIABILITIES AND STOCKHOLDERS' EQUITY:
Senior unsecured notes	$1,127,859	$1,097,346
Revolving credit facilities	—	73,000
Mortgages and loans payable	500,725	582,026
Dividends and distributions payable	46,873	45,067
Accounts payable and accrued expenses	41,423	50,774
Rents received in advance and security deposits	40,099	39,038
Accrued interest payable	23,004	24,948
Total liabilities	1,779,983	1,912,199
Minority interest in Operating Partnership	428,099	430,036
Commitments and contingencies Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000 and no shares outstanding, at liquidation preference	25,000	—
Common stock, $0.01 par value, 190,000,000 shares authorized, 59,420,484 and 57,318,478 shares outstanding	594	573
Additional paid-in capital	1,597,785	1,525,479
Dividends in excess of net earnings	(74,721)	(68,966)
Unamortized stock compensation	(7,170)	(2,892)
Total stockholders' equity	1,541,488	1,454,194
Total liabilities and stockholders' equity	$3,749,570	$3,796,429

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Exhibit 99.2
M A C K-C A L I R E A L T Y C O R P O R A T I O N
MACK-CALI REALTY CORPORATION ANNOUNCES FOURTH QUARTER RESULTS
FINANCIAL HIGHLIGHTS
SALES ACTIVITY
FINANCING ACTIVITY
LEASING INFORMATION
ADDITIONAL INFORMATION
INFORMATION ABOUT FFO
ABOUT THE COMPANY
Mack-Cali Realty Corporation Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations (in thousands, except per share/unit amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations Per Diluted Share Amounts are per diluted share, except share count in thousands)(unaudited)
Mack-Cali Realty Corporation Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations (in thousands, except per share/unit amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations Per Diluted Share (Amounts are per diluted share, except share count in thousands) (unaudited)
Mack-Cali Realty Corporation Consolidated Balance Sheets (in thousands, except share amounts)